Exhibit 10.30

PALMSOURCE-ACCESS SOURCE CODE LICENSE AGREEMENT

This Source Code License Agreement (“AGREEMENT”) is entered into this 11th day of June, 2002 (the “EFFECTIVE DATE”), by and between ACCESS Systems America, Inc., a Delaware corporation having its principal place of business at 48371 Fremont Blvd., Suite 101, Fremont, CA 94538 (“ASA”) and PalmSource, Inc., a Delaware corporation having its principal place of business at 5470 Great America Parkway, Santa Clara, CA 95052 (“PALMSOURCE”).

RECITALS

WHEREAS, ASA or its affiliates have developed certain software products for information appliances providing access to the Internet;

WHEREAS, ASA has a worldwide license to distribute a certain Web browser software technology called “Netfront,” developed by ACCESS CO., LTD. (“ACCESS”), the parent of ASA;

WHEREAS, ASA is in the business of marketing, distributing and providing technical support of ACCESS products, including “NetFront”;

WHEREAS, PALMSOURCE has developed and is engaged in the manufacture and integration of products, including without limitation, operating systems and/or associated software;

WHEREAS, ASA and PALMSOURCE are concurrently entering into a Master License and Distribution Agreement (the “DISTRIBUTION AGREEMENT”; capitalized terms used herein and not defined shall have the meaning set forth in the DISTRIBUTION AGREEMENT) under which ASA will port certain ASA “NetFront” software to run on PALMSOURCE’s operating systems, and perform other development services for PALMSOURCE, and whereby PALMSOURCE will have the right to bundle such ported software with PALMSOURCE products and distribute such bundled software to its customers;

WHEREAS, PALMSOURCE now desires certain rights to modify and create works derivative of the “Netfront” source code, as modified for PALMSOURCE under the DISTRIBUTION AGREEMENT, and ASA desires to grant such rights under the terms and conditions of this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree to enter into this AGREEMENT as follows:

1. Definitions

“BROWSER” means a software or firmware program that interprets, arranges and displays (or performs) text or images data based on CSS, XSL, HTML, DHTML, CHTML, XML, WML, JavaScript, ECMA Script or similar languages licensed under Exhibit B of the DISTRIBUTION AGREEMENT, or any amendment thereof.

“COMPETITOR” means any company or other person or entity that is producing, manufacturing, developing or offering for license a BROWSER.

“CONFIDENTIAL INFORMATION” means the SOURCE CODE, the source code of the DERIVATIVE WORKS, and the terms of this AGREEMENT.

“DERIVATIVE WORKS” means any software programs which are developed by PALMSOURCE and which incorporate or contain modifications of any part of the PORTED SOFTWARE or SOURCE CODE, and including any revision, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion or any other form in which the PORTED SOFTWARE or SOURCE CODE, may be recast, transformed or adapted.

“INTELLECTUAL PROPERTY RIGHTS” means all intellectual property, industrial property and other intangible rights arising under the laws of any country, including without limitation, all (i) rights with respect to patents and patent applications and similar rights (including utility patent, design patent and utility model rights), (ii) rights with respect to copyrights, trademarks (including goodwill), databases and mask works, and any applications, registrations and other rights with respect thereto, and (iii) rights with respect to trade secrets, confidential information, technology and know-how.

“NETFRONT” means the NetFront 3.0 web browser software developed by ACCESS and licensed by ASA.

“PALM OS” shall have the meaning set forth in Exhibit A of the DISTRIBUTION AGREEMENT.

“PERMITTED EMPLOYEES” shall have the meaning set forth in Section 8.1.

“PERMITTED FACILITY” means the PALMSOURCE facility located at 5470 Great America Parkway, Santa Clara, California 95052, or such substitute facility within the United States as PALMSOURCE may notify ASA.

“PURPOSE” means the creation of bug-fixes, corrections, enhancements, revisions, modifications and adaptations of the SOURCE CODE and PORTED SOFTWARE and addition of new user interfaces, features and functionality to the PORTED SOFTWARE.

“SOURCE CODE” means the source code for the PORTED SOFTWARE, and any and all information and materials concerning such source code disclosed by ASA or ACCESS to PALMSOURCE.

2. License Rights and Restrictions

2.1 Source Code License. ASA hereby grants PALMSOURCE a non-exclusive, non-transferable, royalty-free (except as set forth in Section 2.1.3 below) and limited license to:

2.1.1 Use and reproduce as many copies as are reasonably necessary of the SOURCE CODE at the PERMITTED FACILITY only for the purpose of exercising the rights granted under this AGREEMENT;

2.1.2 Modify and create DERIVATIVE WORKS of the SOURCE CODE at the PERMITTED FACILITY for the PURPOSE; and

2.1.3 Use, reproduce, have reproduced, sell (via sublicense), distribute (via sublicense), perform or otherwise transfer (via sublicense), directly or through distributors or resellers, DERIVATIVE WORKS, only in object code format, that are consistent with the PURPOSE, to the same extent as PALMSOURCE is permitted with respect to the PORTED SOFTWARE pursuant to the DISTRIBUTION AGREEMENT, and subject to the royalty payment, reporting, audit and branding provisions of the DISTRIBUTION AGREEMENT that are applicable to the PORTED SOFTWARE, including, without limitation, the provisions of Section 10.1 and Exhibit F of the DISTRIBUTION AGREEMENT.

2.2 Restrictions.

2.2.1 No right is granted to PALMSOURCE hereunder to permit, authorize, license or sublicense any third party to view or use the SOURCE CODE.

2.2.2 No right is granted to PALMSOURCE hereunder to sell, distribute or otherwise transfer the DERIVATIVE WORKS except as provided in Section 2.1.3 above.

2.2.3 PALMSOURCE shall not use the SOURCE CODE in any manner not specifically permitted under this AGREEMENT.

2.2.4 PALMSOURCE shall not store, backup, archive, use, modify or create works derivative of the SOURCE CODE at any location other than the PERMITTED FACILITY, and in any other place within the PERMITTED FACILITY other than on a controlled, secure area or system to which access is limited to the PERMITTED EMPLOYEES. PALMSOURCE shall not store or transmit the SOURCE CODE on or through the Internet.

2.2.5 Except as is expressly permitted hereunder, PALMSOURCE shall not modify or create works derivative of the SOURCE CODE.

2.2.6 No right is granted under any patents, copyrights, trade secrets, trademarks or other proprietary rights of ASA, except as expressly granted herein.

2.2.7 PALMSOURCE shall not market or brand, or authorize others to market or brand any DERIVATIVE WORK as other than an ASA or ACCESS product.

2.3 No Support. The terms of this AGREEMENT do not entitle PALMSOURCE to receive any support or maintenance services from ASA with respect to the SOURCE CODE; provided, however, that ASA shall support the SOURCE CODE under the terms of the

DISTRIBUTION AGREEMENT, and shall make other development support available to PALMSOURCE under the terms of a separate and mutually agreed-upon NRE services agreement and associated mutually agreed-upon statements of work, on a time and materials basis.

2.4 Delivery. ASA shall provide PALMSOURCE with one (1) copy of the SOURCE CODE, which shall include all information reasonably necessary for PALMSOURCE to assemble, compile, link or otherwise “build” an executable version of the SOURCE CODE. In addition, ASA shall provide PALMSOURCE with one (1) copy of each bug-fix, patch or corrective update or corrective release within thirty (30) days of commercial release of the same.

3. Ownership

3.1 Source Code. PALMSOURCE acknowledges and agrees that ASA and ACCESS shall retain and own all right, title and interest in and to all SOURCE CODE, subject to any rights PALMSOURCE may have pursuant to the DISTRIBUTION AGREEMENT.

3.2 Derivative Works.

3.2.1 PALMSOURCE acknowledges and agrees that all DERIVATIVE WORKS are “works made for hire” for the benefit of ASA and ACCESS, and all rights, title and interest in and to the DERIVATIVE WORKS, including, without limitation, all INTELLECTUAL PROPERTY RIGHTS therein shall be solely and exclusively owned by ASA and ACCESS, excluding the rights PALMSOURCE may have in the DERIVATIVE WORKS pursuant to the DISTRIBUTION AGREEMENT.

3.2.2 To the extent that the DERIVATIVE WORKS are not deemed works made for hire, PALMSOURCE hereby assigns all right, title and interest in and to the DERIVATIVE WORKS to ASA and ACCESS, including all INTELLECTUAL PROPERTY RIGHTS therein (excluding those rights PALMSOURCE may have in the DERIVATIVE WORKS thereto pursuant to the DISTRIBUTION AGREEMENT), and ASA and ACCESS shall solely and exclusively own all rights, title and interest in and to any and all such DERIVATIVE WORKS, and all INTELLECTUAL PROPERTY RIGHTS therein.

3.2.3 PALMSOURCE shall perform all reasonable acts, and execute all documents, at the expense of ASA and ACCESS, reasonably necessary to evidence and secure the rights granted to ASA and ACCESS in this Section 3.2. PALMSOURCE shall provide a copy of all DERIVATIVE WORKS to ASA within thirty (30) days after the end of each PALMSOURCE fiscal quarter

4. Reporting and Audit Rights

4.1 Reporting. PALMSOURCE shall keep accurate records relating to the location of all copies of the SOURCE CODE and the name and contact information of all PERMITTED EMPLOYEES, and shall update, in a timely manner, such information and report the updated information within thirty (30) days after the end of each PALMSOURCE fiscal quarter in the event of any changes.

4.2 Software Audit Rights. PALMSOURCE shall keep accurate and complete records related to the development history of the DERIVATIVE WORKS. The DERIVATIVE WORKS, including, without limitation, the source code thereto and any other information reasonably necessary to determine whether any PALMSOURCE software is a DERIVATIVE WORK, shall be available for examination by ASA, no more than once in any twelve-month period, during normal business hours upon thirty (30) days notice by appropriate experts representing ASA and reasonably acceptable to PALMSOURCE, who shall be entitled to perform an audit and to make copies and extracts, and receive any explanations that may reasonably be requested. The cost of such audit shall be borne solely by ASA.

4.3 Survival. The terms of this Section 4 shall survive any termination or expiration of this AGREEMENT for a period of two (2) years.

5. Indemnity

5.1 Indemnity. PALMSOURCE agrees to defend, indemnify and hold harmless ASA and ACCESS from and against any damages, costs and expenses (including, without limitation, reasonable attorneys fees and costs) arising from or relating to any third party claims, actions or demands that the sale, distribution or other transfer of any DERIVATIVE WORKS by PALMSOURCE or its distributors or resellers infringes the INTELLECTUAL PROPERTY RIGHTS of any third party. The foregoing shall only apply to any such claims that would not have occurred but for PALMSOURCE’s modifications to the SOURCE CODE.

5.2 Conditions to Indemnity. PALMSOURCE’s obligations under Section 5.1 are contingent upon (1) ASA giving prompt written notice to PALMSOURCE of any such claim, action or demand, (2) ASA allowing PALMSOURCE to control the defense and related settlement negotiations; provided that in no event shall PALMSOURCE incur any financial obligations on behalf of ASA without ASA’s prior written consent, and (3) ASA reasonably assisting in the defense at PALMSOURCE’s expense. Notwithstanding the foregoing, PALMSOURCE shall not settle any such claim, demand or action adversely affecting ASA INTELLECTUAL PROPERTY RIGHTS without the prior written consent of ASA.

6. Limitation on Liability

ASA SHALL NOT BE LIABLE TO PALMSOURCE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS OPPORTUNITY, DATA OR USE, INCURRED BY PALMSOURCE OR ANY THIRD PARTY, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Warranty and Disclaimer

7.1 Warranty. ASA warrants that it has all right, power and authority to enter into this Agreement and to grant the licenses granted hereunder.

7.2 Disclaimer. EXCEPT AS SET FORTH IN SECTION 7.1 ABOVE, ASA MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SOURCE CODE. ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, IS HEREBY EXPRESSLY DISCLAIMED. PALMSOURCE SPECIFICALLY ACKNOWLEDGES THAT THE SOURCE CODE IS PROVIDED “AS IS” AND MAY HAVE BUGS, ERRORS, DEFECTS OR DEFICIENCIES.

8. Confidential Information

8.1 Obligation of Confidentiality. PALMSOURCE shall maintain in confidence and shall not disclose any CONFIDENTIAL INFORMATION to any third party without the prior written consent of ASA in each instance, using the same degree of care that PALMSOURCE uses to protect its own CONFIDENTIAL INFORMATION of a similar nature, which shall in no event be less than a reasonable degree of care; provided that PALMSOURCE may disclose CONFIDENTIAL INFORMATION to only those employees that have a need to know such information and who have entered into written confidentiality agreements with PALMSOURCE which protect third party information to the degree necessary to comply with the provisions of this Section 8 (“PERMITTED EMPLOYEES”). Any breach by the PERMITTED EMPLOYEES of such confidentiality obligations shall be deemed a breach by PALMSOURCE of this AGREEMENT.

8.2 PALMSOURCE shall establish reasonably appropriate controls to protect the confidentiality of the CONFIDENTIAL INFORMATION and shall keep all PERMITTED EMPLOYEES informed of such controls.

8.3 PALMSOURCE shall not, during the term of the DISTRIBUTION AGREEMENT, permit any employee identified as a PERMITTED EMPLOYEE hereunder (or who has otherwise had access to the CONFIDENTIAL INFORMATION) to develop any software which is materially similar to or competitive with NETFRONT (a “COMPETITIVE PRODUCT”). The foregoing restriction shall not apply to the development of an operating system level framework or any of its components, even if such framework or its components could be used to facilitate the development of a COMPETITIVE PRODUCT, as long as any one of the following two conditions is fulfilled: (1) the framework component is not directly related to any of the following core technologies that would be an integral part of any COMPETITIVE PRODUCT (HTML rendering, XHTML rendering, WAP rendering or ECMAScript engine); or (2) the framework component is written based on technology licensed from ACCESS under the current terms of this AGREEMENT.

8.4 Use of Confidential Information. PALMSOURCE shall be free to use for any purpose the residuals resulting from access to or work with CONFIDENTIAL INFORMATION,

provided that PALMSOURCE maintains the confidentiality of the CONFIDENTIAL INFORMATION as provided herein. The term “residuals” means information in non-tangible form, which may be retained by persons who have had access to the CONFIDENTIAL INFORMATION, including ideas, concepts, know-how or techniques contained therein. Subject to Section 8.3 above, PALMSOURCE shall have no obligation to limit or restrict the assignment of any of its employees, or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to PALMSOURCE any rights or license under ASA’s copyrights or patents. Subject to the foregoing, PALMSOURCE may use the CONFIDENTIAL INFORMATION only for the PURPOSE.

9. Termination

9.1 Term. This AGREEMENT shall become effective on the EFFECTIVE DATE, and shall remain in effect for the period of time the DISTRIBUTION AGREEMENT is in effect, unless earlier terminated pursuant to this Section 9.

9.2 Termination for Cause. ASA shall have the right to terminate this AGREEMENT upon written notice to PALMSOURCE upon the occurrence of any of the following:

9.2.1 Upon the material breach of this AGREEMENT by PALMSOURCE, if such breach remains uncured for forty-five (45) days after written notice thereof by ASA;

9.2.2 Upon the expiration or earlier termination of the DISTRIBUTION AGREEMENT, for any reason;

9.2.3 Upon the acquisition by a COMPETITOR of (a) all or substantially all of the assets of PALMSOURCE or (b) any majority or controlling stock, voting or other interest in PALMSOURCE, directly or indirectly.

9.2.4 Upon PALMSOURCE making any assignment for the benefit of creditors, filing a petition in bankruptcy, being adjudged bankrupt, becoming insolvent, or being placed in the hands of a receiver, or if the equivalent of any of the proceedings or acts described in this Section 9.2.4 occurs.

9.3 Termination for Convenience. PALMSOURCE shall have the right to terminate this AGREEMENT upon thirty (30) days advance written notice to ASA.

9.4 Effect of Termination or Expiration.

9.4.1 In the event this AGREEMENT is terminated by ASA under Section 9.2, all licenses granted to PALMSOURCE hereunder shall immediately terminate, and PALMSOURCE shall promptly return to ASA any and all SOURCE CODE and DERIVATIVE WORKS, all copies thereof, and any materials incorporating any portion thereof, in PALMSOURCE’s or its distributors or resellers’ possession or control. Furthermore,

PALMSOURCE shall promptly, and shall promptly cause its distributors and resellers to, destroy all copies of any SOURCE CODE and DERIV’ATIVE WORKS stored in any computer memory.

9.4.2 In the event this AGREEMENT expires or is terminated other than due to a breach of this AGREEMENT by PALMSOURCE, (a) all licenses granted to PALMSOURCE hereunder shall immediately terminate, except for the license granted under Section 2.1.3, which shall survive for a period of three (3) years (subject to termination under 9.2 or 9.3); (b) PALMSOURCE shall promptly return to ASA any and all SOURCE CODE, and all copies thereof, in PALMSOURCE’s or its distributors or resellers’ possession or control; and (c) PALMSOURCE shall promptly, and shall promptly cause its distributors and resellers to, destroy all copies of any SOURCE CODE stored in any computer memory. After such three (3) year period, PALMSOURCE shall promptly return to ASA any and all DERIVATIVE WORKS, all copies thereof, and any materials incorporating any portion thereof, in PALMSOURCE’s or its distributors or resellers’ possession or control, and PALMSOURCE shall promptly, and shall promptly cause its distributors and resellers to, destroy all copies of any DERIVATIVE WORKS stored in any computer memory.

9.5 Survival. Sections 1, 2.2, 3, 4, 5, 6, 7, 8, 9.4, 9.5, 10 and 11 shall survive any expiration or termination of this AGREEMENT.

10. Injunctive Relief

It is understood and agreed that PALMSOURCE’s breach of any of the provisions of this AGREEMENT will cause ASA irreparable damage for which recovery of money damages will be inadequate, and that ASA will therefore be entitled to seek timely injunctive relief in addition to any and all other remedies available at law or equity.

11. Miscellaneous.

11.1 Non-Solicitation. During the term of this AGREEMENT and for a period of three (3) years thereafter, neither party shall solicit or employ (as a consultant, independent contractors or otherwise, except as contemplated herein), any employee of the other party without the prior written consent of the other party.

11.2 Export. Neither the SOURCE CODE nor any copy thereof shall be exported by PALMSOURCE at any time for any reason.

11.3 No Assignment. PALMSOURCE may not assign any rights or delegate any obligations under this AGREEMENT without the prior written consent of ASA, which consent may be withheld or granted in ASA’s sole discretion. Any assignment in violation of this provision shall be void.

11.4 Incorporation by Reference. The provisions of Section 17 of the DISTRIBUTION AGREEMENT are incorporated herein by this reference, to the extent that they do not conflict with any provision expressly written herein.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their authorized representatives.

ACCESS SYSTEMS AMERICA INC.:		PALMSOURCE, INC.:

By:	/s/ KIYOYASU OISHI	By:	/s/ DAVID NAGEL
	Signature		Signature

Name:	KIYOYASU OISHI	Name:	DAVID NAGEL
Title:	President/COO	Title:	President & CEO
Date:	June 11, 2002	Date:	June 13, 2002